Ex. 10.2

CITRUS EXTRACTS, LLC

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is made and entered into as of June 29, 2015, by and between Citrus Extracts, Inc. (“CEI”), Acacia Diversified Holdings, Inc. (“ADH” and, collectively with CEI, “Assignor”) and Citrus Extracts II, LLC (“CEL” or “Assignee”).

WHEREAS, Assignee, Assignor and certain other parties named therein have entered into that certain Asset Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), pursuant to which Assignee has purchased certain assets of Assignor used in connection with the business of acquiring and processing citrus peel and milling citrus ingredient products; and

WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign certain rights and agreements to Assignee, and Assignee has agreed to assume certain obligations of Assignor, as set forth herein, and this Assignment and Assumption Agreement is contemplated by the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

2. Assignment and Assumption. Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right, title, benefit, privileges and interest in and to the Purchased Assets (including, without limitation, the Assigned Contracts and, to the extent assignable, the Assigned Permits), except those CETS Assets, CETS Contracts and CETS Permits transferred to Citrus Extracts Transport Services, LLC under the Purchase Agreement, and all of Assignor’s burdens, obligations and liabilities in connection with, each of the CEL Assumed Liabilities allocated to Assignor under Section 1.03 of the Purchase Agreement. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge when due all of the obligations of Assignor to be observed, performed, paid or discharged from and after the Closing, in connection with such CEL Assumed Liabilities. Assignee assumes no Excluded Liabilities, and the parties agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Assignor’s and Assignee’s representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities and Purchased Assets, are incorporated herein by this reference. Assignor and Assignee acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Each of the parties covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

5. Governing Law. This Assignment and Assumption Agreement will be governed by and construed under the laws of the State of Florida without regard to conflicts-of-laws principles that would require the application of any other law.

6. Execution of Agreement. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. The parties may deliver an executed copy of this Assignment and Assumption Agreement or any other document contemplated by this Assignment and Assumption Agreement by facsimile or other electronic transmission to the other parties, and such delivery will have the same force and effect as the delivery of an original signed copy of this Assignment and Assumption Agreement or such other document.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.

ASSIGNOR:

Citrus Extracts, Inc.

By: _____/s/ Steven L. Sample__________

Name: Steven L. Sample

Title: Chief Executive Officer

Acacia Diversified Holdings, Inc.

By: ____/s/ Steven L. Sample___________

Name: Steven L. Sample

Title: Chief Executive Officer

ASSIGNEE:

Citrus Extracts II, LLC

By: ___/s/ Alan Koch_________________

Name: Alan Koch

Title: Co-Manager